Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including the level and impact of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses; new or revised accounting standards; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation (“FDIC”) insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to recent bank failures; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including the ongoing conflict in the Middle East and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with risks associated with our ongoing acquisition of First Minnetonka City Bank, including the possibility that the merger may be more difficult or expensive to accomplish than anticipated, diversion of management’s attention from daily operations and the effect of the proposed merger on the Company’s customer and employee relationships and operating results; changes to U.S. or state tax laws, regulations and guidance; potential changes in federal policy and at regular agencies as a result of the upcoming 2024 presidential election; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although the Company believe that such information is accurate and that the sources from which it has been obtained are reliable, the Company cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation. 2

3Q24 Earnings Highlights

BRIDGEWATER BANCSHARES, INC.

Diluted EPS	Return on Average Assets	Return on Avg. Tangible Common Equity[1]	Efficiency Ratio[1]	Nonperforming Assets to Total Assets
$0.27	0.73%	8.16%	58.0%	0.19%

NIM Stability and Net Interest Income Growth

- Net interest income increased $603K, or 2.4%, from 2Q24
- Net interest margin (NIM) of 2.24% for the third consecutive quarter
- Average interest earning asset growth of $50M, or 4.3% annualized
- Balance sheet well-positioned for rate cuts and a normalizing yield curve

Strong Core Deposit Growth and Improved Deposit Mix

- Core deposit[2] balances increased $94M from 2Q24, or 14.4% annualized
- Deposit balances decreased $60M from 2Q24, or 6.4% annualized, due to a $158M decline in brokered and time deposits
- YTD annualized deposit growth of 1.3% and core deposit[2] growth of 6.9%
- Loan-to-deposit ratio of 98.3%, down from 99.8% at 2Q24

Superb Asset Quality Profile

- Annualized net charge-offs to average loans of 0.10% vs. 0.00% in 2Q24; annualized YTD net charge-offs of 0.03%
- Nonperforming assets to total assets of 0.19% vs. 0.01% in 2Q24
- Increase in net charge-offs and nonperforming assets due to one central business district (CBD) office loan
- Well-reserved with allowance to total loans of 1.38%

Announced Agreement to Acquire First Minnetonka City Bank (FMCB)

- 100% cash transaction resulting in Bridgewater becoming a $5 billion bank in the Twin Cities
- Low-risk deal that improves the deposit mix, provides balance sheet optionality, and improves loan diversification
- Received regulatory approvals in October; anticipate closing in 4Q24

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation
[2] Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000

3

Strategic Benefits of the Proposed Acquisition of First Minnetonka City Bank 4 1 Source: S&P Capital IQ (data as of June 30, 2024) 2 As of June 30, 2024 Adds High Quality Bank With Complementary Strengths • Reduces CRE concentration by adding a well-diversified loan portfolio focused on 1-4 family and leases • Diversifies the revenue mix by adding incremental fee income via an investment advisory platform • Fills in pure-play Twin Cities branch footprint by adding two Minnetonka branch locations • Pro forma deposit market share ranks #9 in the Twin Cities1 Enhances Deposit Base and Liquidity Profile • Improves the deposit mix by adding a low-cost, granular core deposit base • Enhances the liquidity profile by adding a balance sheet with a loan-to-deposit ratio of 61%2 • Creates balance sheet optionality to put liquidity to work and/or pay down higher cost debt Low Risk Transaction • Small, in-market acquisition of an established franchise with a 60-year history and strong cultural fit • Leverages the recent scaling of our Enterprise Risk Management function • Streamlined integration as both banks run on the same core banking platform • Comprehensive due diligence and loan review processes Financially Compelling • Estimated EPS accretion of 15% in 2025 with a tangible book value earnback period < 3 years • Incremental operational efficiencies with expected cost savings of 30% in 2025 and 50% in 2026 • Estimated internal rate of return of 24%

Consistent Tangible Book Value Per Share Outperformance 5 208% 69% 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 BWB Peer Bank Average2 Tangible Book Value Per Share1 Growth for 31 Consecutive Quarters 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation 2 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of June 30, 2024 with growth rate through 2Q24 (Source: S&P Capital IQ)

Stable NIM Supports Net Interest Income Growth 6 $24,507 $24,563 $24,023 $24,229 $24,631 $914 $751 $608 $767 $968 $25,421 $25,314 $24,631 $24,996 $25,599 2.32% 2.27% 2.24% 2.24% 2.24% 3Q23 4Q23 1Q24 2Q24 3Q24 Net Interest Margin1 Net Interest Income (ex. Loan Fees) Loan Fees Net Interest Income and Margin Trends Net Interest Margin Drivers 3Q24 Net Interest Income / Net Interest Margin Commentary 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% Dollars in thousands Net Interest Income • Net interest income growth driven by stable NIM and average earning asset growth • Higher loan fees as loan payoffs increased Net Interest Margin • NIM remained stable as the Fed cut interest rates late in 3Q24 • Well-positioned for rate cuts and a more normalized yield curve • $1.4 billion of adjustable funding tied to short-term rates • Loan portfolio positioned to continue repricing higher in a rates-down environment

Higher Asset Yields Drive NIM Stabilization 7 $2,857 $2,909 $2,961 $2,984 $3,089 $755 $753 $701 $692 $710 $408 $415 $434 $461 $403 $4,020 $4,077 $4,096 $4,137 $4,202 3.10% 3.23% 3.34% 3.49% 3.54% 3Q23 4Q23 1Q24 2Q24 3Q24 $3,723 $3,726 $3,729 $3,772 $3,722 5.26% 5.33% 5.38% 5.50% 5.57% 5.16% 5.25% 5.31% 5.42% 5.47% 3Q23 4Q23 1Q24 2Q24 3Q24 $3,611 $3,662 $3,662 $3,676 $3,799 2.99% 3.19% 3.32% 3.46% 3.58% 3Q23 4Q23 1Q24 2Q24 3Q24 Loan Yield (ex. Loan Fees)2 Loans Continued to Reprice Higher Growth of High-Yielding Securities Portfolio Deposit Costs Continued to Rise Rising Funding Costs Slowed as Borrowings Declined $595 $630 $670 $673 $700 4.39% 4.63% 4.80% 4.94% 5.01% 3Q23 4Q23 1Q24 2Q24 3Q24 Average Interest-Bearing Deposits Average Noninterest-Bearing Deposits Average Borrowings Cost of Funds Average Loans Loan Yield1 Average Investments Investment Yield1 Average Total Deposits Cost of Total Deposits 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% 2 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in millions

Revenue Growth Drives Rising Profitability 8 PPNR ROA1 Pre-Provision Net Revenue (PPNR) Growth Revenue Growth Due to a Stable NIM $32,530 $34,095 $32,893 $28,567 $25,872 $25,421 $25,314 $24,631 $24,996 $25,599 $1,650 $1,387 $1,738 $1,943 $1,415 $1,726 $1,409 $1,550 $1,763 $1,522 $34,180 $35,482 $34,631 $30,510 $27,287 $27,147 $26,723 $26,181 $26,759 $27,121 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $11,417 $11,010 $10,899 $10,900 $11,389 $9,629 $8,873 $7,831 $8,115 $8,675 1.01% 0.96% 0.95% 0.94% 0.96% 0.85% 0.77% 0.69% 0.70% 0.73% 3Q23 4Q23 1Q24 2Q24 3Q24 PPNR Net Income 1 ROA Net Interest Income Noninterest Income 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in thousands

$9,519 $9,615 $9,433 $9,675 $9,851 $1,101 $1,062 $1,057 $1,092 $1,069 $1,075 $1,236 $1,208 $1,284 $1,208 $715 $782 $889 $852 $1,149 $2,827 $3,045 $2,602 $2,636 $2,483 $15,237 $15,740 $15,189 $15,539 $15,760 3Q23 4Q23 1Q24 2Q24 3Q24 Well-Controlled Expenses 9 1.34% 1.37% 1.33% 1.35% 1.33% 56.1% 58.8% 58.2% 58.7% 58.0% 3Q23 4Q23 1Q24 2Q24 3Q24 NIE / Avg. Assets2 Efficiency Ratio3 Highly Efficient Business Model Well-Controlled Expenses YTD Peer median efficiency ratio of 63%1 in 2Q24 Continuing to invest in people and technology Salary and Employee Benefits Occupancy Technology Professional and Consulting 1 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of June 30, 2024 (Source: S&P Capital IQ) 2 Annualized 3 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Dollars in thousands Other

Strong Core Deposit Growth Drives Positive Deposit Mix Shift 10 21% 20% 18% 18% 19% 21% 19% 21% 20% 22% 24% 25% 26% 25% 26% 7% 8% 9% 10% 9% 27% 28% 26% 27% 24% $3,676 $3,710 $3,807 $3,808 $3,747 3Q23 4Q23 1Q24 2Q24 3Q24 Noninterest-Bearing Transaction Interest-Bearing Transaction Savings & Money Market Time Brokered • YTD core deposit1 balances increased 6.9% annualized, up 14.4% in 3Q24 • YTD deposit balances increased 1.3% annualized • Improved deposit mix in 3Q24: • Noninterest bearing deposits $8M • Brokered deposits $131M • Time deposits $27M • Core deposit growth not always linear due to nature of client base Deposit Growth Outpacing Loan Growth YTD 1 Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000 Dollars in millions Funding Repricing Summary (3Q24) Positive Core Deposit1 Growth Momentum $2,470 $2,515 $2,585 $2,547 $2,637 $2,585 $2,678 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Improving Deposit Mix Immediately Adjustable Deposits $ 1,079 Derivatives Hedging 293 Total $ 1,372 Time Deposit Maturities (next 12 months) $ 337 Callable Brokered Deposits (over 4.50%) 132 Total $ 469 Funding Tied to Short-Term Rates Other Repricing Opportunities

Loan Growth Impacted by Elevated Payoffs

Bridgewater Bancshares, Inc.



$3,722
$3,724
$3,784
$3,800
$3,686
3Q23
4Q23
1Q24
2Q24
3Q24
Gross Loans

Dollars in millions

Loan Demand Continued Despite Elevated Payoffs

- 3Q24 loan balances decreased $114.8M
- YTD loan balances decreased $38.3M
- YTD loan payoffs increased 42% from 2023 YTD
- Strong loan pipeline build in 3Q24
- Loan-to-deposit ratio of 98.3%, down from 99.8% in 2Q24 and within target range of 95% to 105%

Loan Growth Outlook Drivers

- **Loan demand** – growing pipelines and strong demand, aided by recent interest rate cut
- **Market and economic conditions** – focused on profitable growth and strong asset quality as increased competition puts pressure on new loan yields
- **Pace of loan payoffs and paydowns** – expect elevated payoff levels to continue in the near-term
- **Pace of core deposit growth** – continue to align loan growth with core deposit growth over time

11

Elevated Payoffs More Than Offset New Originations 12 New Originations Impacted by Competition and Interest Rates $71 $71 $96 $91 $60 $87 $87 $67 $50 $46 $158 $158 $163 $141 $106 3Q23 4Q23 1Q24 2Q24 3Q24 New Originations Advances Elevated Loan Payoffs Impacted Overall Growth $106 $102 $58 $105 $163 $60 $45 $44 $45 $166 $54 $147 $102 $150 $217 3Q23 4Q23 1Q24 2Q24 3Q24 Payoffs Amortization/Paydowns Dollars in millions 3Q24 Loan Growth Waterfall

Loan Portfolio to Reprice Higher in a Rates-Down Environment

BRIDGEWATER BANCSHARES, INC.

Loan Portfolio Mix



Adjustable, 16%
Variable, 15%
Fixed, 69%

Fixed-Rate Portfolio ($2.5B)

Years to Maturity



$558
22%
$357
14%
$398
16%
$330
13%
$379
15%
$508
20%
Less Than 1 Year
1 to 2 Years
2 to 3 Years
3 to 4 Years
4 to 5 Years
5+ Years

	Less Than 1 Year	1 to 2 Years	2 to 3 Years	3 to 4 Years	4 to 5 Years	5+ Years
WA Yield	**5.48%**	**5.04%**	**4.49%**	**4.96%**	**5.28%**	**4.23%**

- Large fixed-rate portfolio provides support to total loan yields in a rates-down environment
- $558M of fixed-rate loans maturing over the next year, with a weighted average yield of 5.48%

Variable-Rate Portfolio ($566M)

Variable-Rate Loan Floors



$45
10%
$55
12%
$89
19%
$224
49%
$44
10%
Below 4%
4%-5%
5%-6%
6%-7%
Above 7%

- Small variable-rate portfolio limits immediate repricing pressure in a rates-down environment
- 81% of variable-rate portfolio has rate floors, with 78% of the floors being above 5%
- 96% of variable-rate loans are currently tied to SOFR or Prime

Adjustable-Rate Portfolio ($590M)

Adjustable-Rate Repricing/Maturity Schedule



$62
11%
$146
25%
$147
25%
$99
17%
$85
14%
$51
9%
Less Than 1 Year
1 to 2 Years
2 to 3 Years
3 to 4 Years
4 to 5 Years
5+ Years

	Less Than 1 Year	1 to 2 Years	2 to 3 Years	3 to 4 Years	4 to 5 Years	5+ Years
WA Yield	**4.99%**	**3.85%**	**4.79%**	**4.40%**	**5.49%**	**4.58%**

- Adjustable-rate loans likely to reprice higher, even in a rates-down environment
- $62M of adjustable-rate loans repricing or maturing over the next year, with a weighted average yield of 4.99%

Dollars in millions

13

Managing Multifamily and Office-Related Risk

Bridgewater Bancshares, Inc.

Strong Multifamily Track Record in Stable Twin Cities Market

Average Loan Size	Weighted Average LTV	NPAs/ Loans	NCOs (since 2005)
$3.2M	67%	0.00%	$62K

Well-Managed CRE NOO Office Portfolio With Limited CBD Exposure[2]

Percent of Total Loans	Average Loan Size	Weighted Average LTV
5.4%	$2.4M	61%

Multifamily Lending Focus in the Twin Cities

- Bank of choice in the Twin Cities with expertise and differentiated service model
- Greater tenant diversification compared to other asset classes
- Affordable housing makes up 27%[1] of the multifamily portfolio
- Positive market trends with declining vacancy rates, strong absorption, and reduced construction = favorable outlook for occupancy and rent growth
- Market catalysts include relative affordability, steady population growth, low unemployment, strong wages, and shortage of single-family housing



Greater MN 4%
Other 4%
Location
Twin Cities Metro 92%



Construction 3%
Class A 40%
Class C 41%
Product Type
Class B 16%

CRE NOO Office by Geography



Out-of-State 15%
Twin Cities Suburban 51%
$197M
Minneapolis-St. Paul Non-CBD 21%
Minneapolis-St. Paul CBD 13%

- Majority of CRE NOO office exposure in the Twin Cities suburbs
- Only 4 loans totaling $30M outside of Minnesota, consisting of projects for existing local clients
- Only 4 loans totaling $34M located in CBDs, with one on Watch and one moved to Nonaccrual in 3Q24
- $935K charge-off on one nonaccrual CBD office loan in 3Q24; property under contract and expected to be sold during 4Q24

[1] Includes formally subsidized properties (19%) and market rate properties with affordable set-asides (8%)
[2] Excludes medical office of $99 million at September 30, 2024

14

1 Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of June 30, 2024 (Source: S&P Capital IQ) 2 Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands Asset Quality Remains Strong 15 $116 $91 $(3) $(2) $931 0.01% 0.01% 0.00% 0.00% 0.10% 3Q23 4Q23 1Q24 2Q24 3Q24 Net Charge-Offs 3Q24 YTD annualized NCOs of 0.03%; 3Q24 NCOs related to one CBD office loan Net Charge-offs (recoveries) % of Average Loans (annualized) $50,585 $50,494 $51,347 $51,949 $51,018 1.36% 1.36% 1.36% 1.37% 1.38% 3Q23 4Q23 1Q24 2Q24 3Q24 Allowance for Credit Losses Well-reserved compared to peer median ACL/Loans of 1.13%1 Allowance for Credit Losses % of Gross Loans $749 $919 $269 $678 $8,812 0.02% 0.02% 0.01% 0.01% 0.19% 3Q23 4Q23 1Q24 2Q24 3Q24 Nonperforming Assets2 One CBD office loan moved to nonaccrual in 3Q24 NPAs % of Assets

Watch List and Substandard Loans Remain at Low Levels 16 C&I 1.5% Multifamily 40.3% CRE NOO Office 27.4% CRE NOO Retail 20.0% CRE NOO Industrial 2.9% CRE OO 5.4% 1-4 Family 2.5% $32 Million Watch List Loans Substandard Loans C&I 44.9% CRE NOO Office 26.3% CRE NOO Hotels 9.5% CRE NOO Retail 6.5% CRE NOO Other 7.6% CRE OO 3.1% C&D 0.2% 1-4 Family 1.9% $32 Million Watch List Characteristics Loan Balances Outstanding $31,991 % of Total Loans, Gross 0.9% Number of Loans 11 Average Loan Size $2,908 Substandard Characteristics Loan Balances Outstanding $31,637 % of Total Loans, Gross 0.9% Number of Loans 15 Average Loan Size $2,109 % of Bank Risk-Based Capital 5.51% $26,877 $26,485 $21,624 $30,436 $31,991 3Q23 4Q23 1Q24 2Q24 3Q24 $35,621 $35,858 $33,829 $33,908 $31,637 3Q23 4Q23 1Q24 2Q24 3Q24 Dollars in thousands

Strong Capital Ratios 17 9.62% 9.57% 9.66% 9.66% 9.75% 9.07% 9.16% 9.21% 9.41% 9.79% 13.88% 13.97% 14.00% 14.16% 14.62% 7.61% 7.73% 7.72% 7.90% 8.17% 3Q23 4Q23 1Q24 2Q24 3Q24 Total Risk-Based Capital Ratio Common Equity Tier 1 Capital Ratio Tier 1 Leverage Ratio Building Capital Ratios Tangible Common Equity Ratio1 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation Recent Capital Actions • No shares of common stock repurchased during 3Q24; $15.3 million remaining under current share repurchase authorization • Announced the acquisition of First Minnetonka City Bank on August 28, 2024; expected to close in 4Q24 Capital Allocation Priorities 1 3 2 Organic Growth Share Repurchases M&A 4 Dividends Drive profitability by supporting a proven organic loan growth engine Opportunistically return capital to shareholders by buying back stock based on valuation, capital levels, and other uses of capital Review and evaluate M&A opportunities that complement BWB’s business model Have not historically paid a common stock dividend given loan growth opportunities

Near-Term Expectations 18 • Relatively flat loan balances in 4Q24 (excluding FMCB acquisition) due to continued elevated payoffs • Focus on profitable growth while aligning loan growth with core deposit growth over time • Target loan-to-deposit ratio between 95% and 105% Balance Sheet Growth • Moderate NIM expansion beginning in 4Q24, dependent on pace of additional rate cuts and normalizing yield curve • Closing of the FMCB acquisition to provide a NIM tailwind in 2025 Net Interest Margin • Modest decline in tangible common equity and CET1 ratios due to larger balance sheet from FMCB acquisition • Ongoing evaluation of potential share repurchases based on valuation, capital levels, and other uses of capital Capital Levels

2024 Strategic Priorities 19 Optimize Balance Sheet for Longer Term Profitable Growth Continue to Gain Loan and Deposit Market Share Generate Incremental Operational Efficiencies While Investing in the Business Scale ERM Function and Monitor Asset Quality Risks • Opportunistically gather core deposits and build high quality lending relationships • Grow loan balances in line with core deposits over time • Generate more profitable growth in a normalized interest rate environment • Expand lending focus on high quality affordable housing sector • Execute on new C&I initiatives through targeted verticals, including a network of women business leaders and entrepreneurial operating system implementers • Identify M&A opportunities and potential markets that enhance BWB’s overall business model • Identify opportunities across all functions to improve operational efficiency • Make proactive investments to scale the business and position for longer term growth • Implement key IT investments, including new CRM platform and upgraded retail and small business online banking solution • Continue to focus on scaling the enterprise risk management function • Monitor the loan portfolio for signs of credit weakness, especially in CRE and multifamily portfolios • Ongoing covenant testing and assess repricing risk on maturing loans YTD Progress • Core deposit growth1 of 6.9% annualized • Announced strategic acquisition of First Minnetonka City Bank • C&I growth of 8.4% annualized • Launched a new CRM platform to enhance the client experience and create new efficiencies • YTD net charge-off ratio of 0.03% annualized • Well-reserved with allowance to total loans of 1.38% 1 Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000

APPENDIX 20

Interest Rate Sensitivity 21 Estimated Change in NII From Immediate Interest Rate Shocks +100 bps -100 bps Liability-sensitive balance sheet well positioned for interest rate cuts and a normalizing yield curve Loan Portfolio Considerations • Loan portfolio most sensitive to changes in the 3- to 5-year portion of the yield curve • Loan portfolio to reprice higher even in a rates-down environment given larger fixed-rate portfolio and smaller variable-rate portfolio • $620 million of fixed- and adjustable-rate loans scheduled to reprice over the next year • Leveraged prepayment penalties on new loan originations to help maintain benefit of higher rates over time Funding Considerations • Deposit base is more sensitive to changing interest rates • Strong momentum in core deposit growth since March 2023 • Continue to supplement core deposits with wholesale funding to support loan growth over time • Brokered deposits generally include call options to protect net interest margin as interest rates decline • $1.4 billion of adjustable funding tied to short-term rates -200 bps (1.2)% +2.1% 1Q24 +4.1% (2.1)% +3.3% 2Q24 +6.3% (2.4)% +3.1% 3Q24 +6.5% (0.6)% +2.5% 3Q23 +4.9% -300 bps +7.2% +6.5% +10.0% +11.1% (1.3)% +3.0% 4Q23 +5.9% +8.8%

Well-Diversified Loan Portfolio with Multifamily Expertise 22 Dollars in millions CRE NOO 28.0% Multifamily 37.4% C&D 4.5% 1-4 Family Mortgage 11.4% CRE OO 5.0% C&I 13.4% Consumer & Other 0.3% Loan Mix by Type $3.7 Billion • Strong C&I growth YTD with balances up 8.4% annualized • Continued migration out of Construction & Development as projects completed the construction phase • Remain comfortable with the diversity of the loan portfolio, including CRE and Multifamily concentrations, given portfolio performance and expertise 3Q24 Loan Growth by Type (vs. 2Q24) $(38) $(30) $(25) $(25) $(4) $3 $4 Multifamily 1-4 Family Mortgage Construction & Development C&I CRE Owner Occupied CRE Nonowner Occupied Consumer & Other

High Quality Securities Portfolio 23 38% 39% 38% 34% 31% 22% 22% 21% 22% 17% 22% 22% 21% 23% 21% 18% 16% 17% 20% 21% $553 15% $604 $633 $601 $665 3Q23 4Q23 1Q24 2Q24 3Q24 Mortgage-Backed Securities Municipal Bonds U.S. Treasuries Corporate Securities Securities Available for Sale Portfolio (dollars in millions) AAA 39% AA 29% A 2% BBB 14% BB 1% NR 15% Rating Mix Derivatives Portfolio Offsetting AOCI Impact (dollars in thousands) $(62,216) $(27,863) $34,145 $17,217 $(23,766) $(11,416) 3Q23 3Q24 MTM Securities MTM Derivatives Net Impact on AOCI1 • No held-to-maturity securities • Securities portfolio average duration of 5.9 years • Average securities portfolio yield of 5.01% • Unrealized losses on available-for-sale securities were 6.2% of stockholders’ equity • AOCI / Total Risk-Based Capital of 2.0% vs. peer bank median of 8.0%2 1 Includes the tax-effected impact of $9,583 in 3Q23 and $4,604 in 3Q24 2 2Q24 median for publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion (Source: S&P Capital IQ) Other

Ample Liquidity and Borrowing Capacity 24 1 Excludes $146M of pledged securities at September 30, 2024 Dollars in millions 10.2% 11.5% 12.1% 11.3% 14.5% 37.6% 37.0% 35.5% 36.1% 34.2% $2,181 $2,234 $2,249 $2,222 $2,290 3Q23 4Q23 1Q24 2Q24 3Q24 Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets Liquidity Position with 2.4x Coverage of Uninsured Deposits Significantly Enhanced Liquidity Position Since 2022 Funding Source 9/30/2024 12/31/2022 Change Cash and Cash Equivalents $ 168 $ 4 8 $ 120 Unpledged Securities1 519 549 (30) FHLB Capacity 509 391 118 FRB Discount Window 868 158 710 Unsecured Lines of Credit 200 208 (8) Secured Line of Credit 26 26 0 Total $ 2,290 $ 1,380 $ 910 Available Balance

Reconciliation of Non-GAAP Financial Measures – Efficiency, TCE, Core Loan Yield, and ROATCE

BRIDGEWATER BANCSHARES, INC.

Efficiency Ratio	As of and for the quarter ended, September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Noninterest Expense	$ 15,237	$ 15,740	$ 15,189	$ 15,539	$ 15,760
Less: Amortization Intangible Assets	(9)	(9)	(9)	(8)	(9)
Adjusted Noninterest Expense	$ 15,228	$ 15,731	$ 15,180	$ 15,531	$ 15,751
Net Interest Income	$ 25,421	$ 25,314	$ 24,631	$ 24,996	$ 25,599
Noninterest Income	1,726	1,409	1,550	1,763	1,522
Less: (Gain) Loss on Sales of Securities	-	27	(93)	(320)	28
Adjusted Operating Revenue	$ 27,147	$ 26,750	$ 26,088	$ 26,439	$ 27,149
Efficiency Ratio	56.1%	58.8%	58.2%	58.7%	58.0%

Tangible Common Equity & Tangible Common Equity/Tangible Assets	As of and for the quarter ended, September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Total Shareholders' Equity	$ 415,960	$ 425,515	$ 433,611	$ 439,241	$ 452,200
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	349,446	359,001	367,097	372,727	385,686
Less: Intangible Assets	(2,823)	(2,814)	(2,806)	(2,797)	(2,789)
Tangible Common Equity	$ 346,623	$ 356,187	$ 364,291	$ 369,930	$ 382,897
Total Assets	$ 4,557,070	$ 4,611,990	$ 4,723,109	$ 4,687,035	$ 4,691,517
Less: Intangible Assets	(2,823)	(2,814)	(2,806)	(2,797)	(2,789)
Tangible Assets	$ 4,554,247	$ 4,609,176	$ 4,720,303	$ 4,684,238	$ 4,688,728
Tangible Common Equity/Tangible Assets	7.61%	7.73%	7.72%	7.90%	8.17%

Core Loan Yield	As of and for the quarter ended, September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Loan Interest Income (Tax-Equivalent Basis)	$ 49,326	$ 50,022	$ 49,858	$ 51,592	$ 52,118
Less: Loan Fees	(914)	(751)	(608)	(767)	(968)
Core Loan Interest Income	$ 48,412	$ 49,271	$ 49,250	$ 50,825	$ 51,150
Average Loans	$ 3,722,594	$ 3,726,126	$ 3,729,355	$ 3,771,768	$ 3,721,654
Core Loan Yield	**5.16%**	**5.25%**	**5.31%**	**5.42%**	**5.47%**

ROATCE	As of and for the quarter ended, September 30, 2024
Net Income Available to Common Shareholders	$ 7,662
Average Total Shareholders' Equity	$ 443,077
Less: Average Preferred Stock	(66,514)
Average Total Common Shareholders' Equity	$ 376,563
Less: Effects of Average Intangible Assets	(2,794)
Average Tangible Common Equity	$ 373,769
Annualized Return on Average Tangible Common Equity	8.16%

Dollars in thousands

25

Reconciliation of Non-GAAP Financial Measures – PPNR 26 Dollars in thousands Pre-Provision Net Revenue September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Noninterest Income $ 1,726 $ 1,409 $ 1,550 $ 1,763 $ 1,522 Less: (Gain) Loss on Sales on Securities - 27 (93) (320) 28 Less: FHLB Advance Prepayment Income (493) - - - - Total Operating Noninterest Income 1,233 1,436 1,457 1,443 1,550 Plus: Net Interest Income 25,421 25,314 24,631 24,996 25,599 Net Operating Revenue $ 26,654 $ 26,750 $ 26,088 $ 26,439 $ 27,149 Noninterest Expense $ 15,237 $ 15,740 $ 15,189 $ 15,539 $ 15,760 Total Operating Noninterest Expense $ 15,237 $ 15,740 $ 15,189 $ 15,539 $ 15,760 Pre-Provision Net Revenue $ 11,417 $ 11,010 $ 10,899 $ 10,900 $ 11,389 Plus: Non-Operating Revenue Adjustments 493 (27) 93 320 (28) Less: Provision for (Recovery of) Credit Losses (600) (250) 750 600 - Provision for Income Taxes 2,881 2,360 2,411 2,505 2,686 Net Income $ 9,629 $ 8,873 $ 7,831 $ 8,115 $ 8,675 Average Assets $ 4,504,937 $ 4,567,446 $ 4,592,838 $ 4,646,517 $ 4,703,804 Pre-Provision Net Revenue Return on Average Assets 1.01% 0.96% 0.95% 0.94% 0.96% As of and for the quarter ended,

Reconciliation of Non-GAAP Financial Measures – Tangible Book Value

Bridgewater Bancshares, Inc.

Tangible Book Value Per Share	As of and for the quarter ended, December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Book Value Per Common Share	$ 4.69	$ 4.91	$ 5.23	$ 5.43	$ 5.56	$ 6.62	$ 6.85	$ 7.01	$ 7.34	$ 7.70
Less: Effects of Intangible Assets	(0.16)	(0.16)	(0.16)	(0.16)	(0.16)	(0.13)	(0.12)	(0.12)	(0.12)	(0.12)
Tangible Book Value Per Common Share	$ 4.53	$ 4.75	$ 5.07	$ 5.27	$ 5.40	$ 6.49	$ 6.73	$ 6.89	$ 7.22	$ 7.58
Total Common Shares	24,589,861	24,589,861	24,589,861	24,629,861	24,679,861	30,059,374	30,059,374	30,059,374	30,097,274	30,097,674

Tangible Book Value Per Share	As of and for the quarter ended, June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Book Value Per Common Share	$ 7.90	$ 8.20	$ 8.45	$ 8.61	$ 8.92	$ 9.25	$ 9.43	$ 9.92	$ 10.33	$ 10.73
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.12)	(0.11)
Tangible Book Value Per Common Share	$ 7.78	$ 8.08	$ 8.33	$ 8.49	$ 8.80	$ 9.13	$ 9.31	$ 9.80	$ 10.21	$ 10.62
Total Common Shares	28,986,729	28,781,162	28,973,572	28,807,375	28,837,560	28,710,775	28,143,493	28,132,929	28,162,777	28,066,822

Tangible Book Value Per Share	As of and for the quarter ended, December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
Book Value Per Common Share	$ 11.09	$ 11.12	$ 11.14	$ 11.44	$ 11.80	$ 12.05	$ 12.25	$ 12.47	$ 12.94	$ 13.30
Less: Effects of Intangible Assets	(0.11)	(0.11)	(0.11)	(0.11)	(0.11)	(0.10)	(0.10)	(0.10)	(0.10)	(0.10)
Tangible Book Value Per Common Share	$ 10.98	$ 11.01	$ 11.03	$ 11.33	$ 11.69	$ 11.95	$ 12.15	$ 12.37	$ 12.84	$ 13.20
Total Common Shares	28,206,566	28,150,389	27,677,372	27,587,978	27,751,950	27,845,244	27,973,995	28,015,505	27,748,965	27,589,827

Tangible Book Value Per Share	As of and for the quarter ended, June 30, 2024	September 30, 2024
Book Value Per Common Share	$ 13.63	$ 14.06
Less: Effects of Intangible Assets	(0.10)	(0.10)
Tangible Book Value Per Common Share	$ 13.53	$ 13.96
Total Common Shares	27,348,049	27,425,690

Dollars in thousands

27